                                                                  EXECUTION COPY

                         RESTRUCTURING SUPPORT AGREEMENT

          This RESTRUCTURING SUPPORT AGREEMENT is made and entered into as of December 23, 2005 (the "Agreement") by and among PRG-Schultz International, Inc., a Georgia corporation ("PRG" or the "Company"), and (i) each of the undersigned beneficial owners (or investment managers or advisors for the beneficial owners) of the Notes (as defined below) and (ii) each other beneficial owner (or investment manager or advisor for such beneficial owner) of the Notes that executes a counterpart signature page to this Agreement after the date of this Agreement, as provided herein (each, a "Noteholder" and collectively, the "Noteholders").

                                    RECITALS:

     A. PRG has issued and outstanding $125,000,000 aggregate principal amount of its 4-3/4% Convertible Subordinated Notes due 2006 (the "Notes") pursuant to that certain indenture, dated as of November 26, 2001 (the "Indenture"), between PRG (as successor in interest to The Profit Recovery Group International, Inc.) and SunTrust Bank, as trustee.

     B. The Noteholders are beneficial owners of the Notes (and/or are serving as the investment advisors or managers or in a similar capacity for the beneficial owners of such Notes, having the power to enter into this Agreement on behalf of such beneficial owners) in the respective aggregate principal amounts separately disclosed to PRG on a confidential basis (provided that the aggregate principal amount of the holdings of all the Noteholders shall not be deemed confidential).

     C. Exhibit A hereto (the "Term Sheet") and the provisions hereof set forth the basic terms of a financial restructuring of the Notes to be realized through an exchange offer (the "Exchange Offer" and, collectively with any transactions substantially as contemplated by the Term Sheet or this Agreement, the "Restructuring").

     D. The parties have agreed to the terms of the Restructuring and the Noteholders each have agreed to support the Restructuring on the terms and conditions set forth herein.

     E. The Company intends to (i) conduct the Exchange Offer as soon as practicable and (ii) use commercially reasonable efforts to obtain acceptance of the Exchange Offer by the holders of 99% of the outstanding Notes.

                                   AGREEMENT:

          NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     Section 1. General.

          (a) The Company agrees and covenants that, subject to the conditions set forth on the Term Sheet, it will use its commercially reasonable best efforts to complete the Restructuring through the Exchange Offer.

          (b) The parties shall negotiate in good faith (i) the documentation regarding the Restructuring contemplated by the Term Sheet, (ii) the Exchange Offer, and (iii) the other documents contemplated hereby and thereby (collectively, the "Restructuring Documents").

          (c) The parties hereto shall not (i) object to, delay, impede, or commence any proceeding pertaining to, or take any other action to interfere, directly or indirectly, in any material respect with the acceptance or implementation of, the Restructuring provided that the terms of the final Restructuring Documents are materially consistent with the Term Sheet and otherwise in form and substance satisfactory to the Company and the Noteholders in their reasonable discretion, (ii) encourage or support any person or entity to do any of the foregoing, (iii) in the case of the Noteholders, exercise any rights under any indenture or other agreement with the Company or instruct any trustee to exercise any such rights except as consistent with this Agreement, or
(iv) seek or solicit, propose, file, support, encourage, vote for, consent to, instruct, or engage in discussions with any person or entity, other than PRG, concerning any restructuring, workout, plan of reorganization, dissolution, winding up, acquisition or liquidation of PRG and/or its affiliates, other than the Exchange Offer, provided that the Company may, upon one Business Day's notice to the other parties hereto, respond to and engage in discussions concerning unsolicited offers that the Company's board of directors believes in good faith will lead to an alternative transaction that would provide more value to the holders of the Notes and to PRG's current shareholders than the Restructuring.

          (d) The parties agree nothing in this Agreement shall limit, modify or otherwise effect any of the Lenders' rights under that certain Credit Agreement among PRG-Schultz USA, Inc as Borrower, PRG and certain of its other affiliates, as Guarantors and certain of the Noteholders, as Lenders, dated December 23, 2005 (the "Bridge Loan Credit Agreement"), or any documents related thereto (collectively, the "Bridge Loan Documents").

     Section 2. Support for the Restructuring.

          (a) PRG agrees and covenants that it will use commercially reasonable best efforts to take or cause to be taken all actions commercially reasonably necessary and appropriate in furtherance of the Exchange Offer, including as promptly as practicable to:

               (1) prepare the solicitation materials relating to the Exchange Offer (the "Solicitation Materials") in form and substance consistent with the Term Sheet, except to the extent otherwise consented to by the Noteholders;

               (2) commence the Exchange Offer and disseminate the Solicitation Materials in a manner customary for comparable transactions;

               (3) seek satisfaction of all conditions precedent to the Restructuring;

               (4) defend in good faith any suit or other legal or administrative proceeding seeking to interfere with, impair or impede the Restructuring;

               (5) promptly amend the Solicitation Materials, as necessary and as may be required by applicable law and provide a draft of such amended Solicitation Materials to the Ad Hoc Committee prior to the distribution of such materials to holders of the Notes;

               (6) not solicit or encourage others to formulate any other tender offer, settlement offer, or exchange offer for the Notes other than the Exchange Offer;

               (7) so long as this Agreement is effective and has not been terminated in accordance with Section 5 or 6, hereof, and except to the extent necessary for the fulfillment of the fiduciary duties of the Company's board of directors as referred to in Section 6(c) hereof, not object to, nor otherwise commence any proceeding to oppose, the Restructuring, it being understood and agreed that the Company shall not seek, solicit, support, consent to, participate in the formulation of, or encourage any other plan, sale, proposal, or offer of winding up, liquidation, reorganization, merger, consolidation, dissolution, or restructuring of the Company; and

               (8) subject to the satisfaction or waiver of any conditions precedent to the Exchange Offer, consummate the Exchange Offer, including delivery of all securities required to be issued thereunder (within the time that is customary for transactions of this type) and the other transactions that are part of the Restructuring.

          (b) PRG agrees and covenants that it will not, and will cause each of its direct and indirect subsidiaries not to, sell, liquidate, or dispose of any assets, outside the ordinary course of business consistent with past practices, prior to the date on which the Exchange Offer closes other than as permitted by the Section 8.5 of the Bridge Loan Credit Agreement as in effect on the Closing Date (as defined under the Bridge Loan Credit Agreement), without the prior written consent of the holders of a majority of the Notes subject to this Agreement.

          (c) Each of the Noteholders agrees and covenants that it shall, as long as this Agreement is in effect:

               (1) no later than 15 days prior to the first date scheduled for the closing of the Exchange Offer, (i) tender all Notes beneficially owned by it and (ii) cause the beneficial owner of all Notes for which the Noteholder is the investment advisor or manager having the power to vote and dispose of such Notes on behalf of such beneficial owner, to tender all such Notes together with properly completed and duly executed letter or letters of transmittal with respect to such Notes as required by the instructions to the letter of transmittal pursuant to and in accordance with the Exchange Offer within 5 business days after receipt of the relevant letters of transmittal;

               (2) not revoke any of the foregoing unless and until this Agreement is terminated in accordance with its terms;

               (3) not vote for, consent to, provide any support for, participate in the formulation of, or solicit or encourage others to formulate any other tender offer, settlement offer, or exchange offer for the Notes other than the Exchange Offer; and

               (4) so long as this Agreement is effective and has not been terminated in accordance with Section 5 or 6 hereof and the final Restructure Documents are materially consistent with the Term Sheet, not object to, nor otherwise commence any proceeding to oppose, the Restructuring, it being understood and agreed that each Noteholder shall not (i) directly or indirectly seek, solicit, support, or encourage any other plan, sale, proposal, or offer of winding up, liquidation, reorganization, merger, consolidation, dissolution, or restructuring of the Company or (ii) commence an involuntary bankruptcy case against the Company.

     Section 3. Representations and Warranties.

          (a) Each of the parties severally represents and warrants to each of the other parties that the following statements are true and correct as of the date hereof:

               (1) Power and Authority. It has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement.

               (2) Authorization. The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary action on its part.

               (3) No Conflicts. The execution, delivery, and performance by it of this Agreement do not and shall not (i) violate any provision of law, rule, or regulation applicable to it or its certificate of incorporation or by-laws (or other organizational documents) or (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it is a party or under its certificate of incorporation or by-laws (or other organizational documents), except, with respect to the Company, for any contractual obligation that would not have a material adverse effect on the business, assets, financial condition, or results of operations of PRG and its subsidiaries, taken as a whole.

               (4) Governmental Consents. The execution, delivery, and performance by it of this Agreement do not and shall not require any registration or filing with, consent or approval of, or notice to, or other action to, with, or by, any Federal, state, or other governmental authority or regulatory body, except (i) such filings as may be necessary and/or required for disclosure by the Securities and Exchange Commission and (ii) filings with NASDAQ in connection with the Restructuring.

               (5) Binding Obligation. This Agreement is the legally valid and binding obligation of it, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

               (6) Proceedings. No litigation or proceeding before any court, arbitrator, or administrative or governmental body is pending against it that would adversely affect its ability to enter into this Agreement or perform its obligations hereunder.

          (b) Each of the Noteholders represents and warrants, severally and not jointly, to each of the other parties that the following statements are true, correct, and complete as of the date hereof:

               (1) Ownership. It has disclosed to PRG on a confidential basis the aggregate principal amount of the Notes for which (i) it is the sole beneficial owner and (ii) it is the investment advisor or manager for the beneficial owners of such Notes, having the power to vote and dispose of such Notes on behalf of such beneficial owners. It is entitled (for its own account or for the account of other persons claiming through it) to all of the rights and economic benefits of such Notes.

               (2) Transfers. It has made no prior assignment, sale, participation, grant, conveyance, or other transfer of, and has not entered into any other agreement to assign, sell, participate, grant, or otherwise transfer, in whole or in part, any right, title, or interests in (or portion thereof) the Notes referred to in Subsection 3(b)(1), except as permitted by Section 4 hereto.

               (3) Laws. It (i) is a sophisticated investor with respect to the transactions described herein with knowledge and experience in financial and business matters sufficient to evaluate the merits and risks of owning and investing in securities similar to the Notes (including any securities that may be issued in connection with the Restructuring), making an informed decision with respect thereto, and evaluating properly the terms and conditions of this Agreement, and it has made its own analysis and decision to enter in this Agreement, (ii) is, and any person for which it is the investment advisor or manager and which is the beneficial owner of Notes is, an "accredited investor" within the meaning of Rule 501 of the Securities Act of 1933, as amended, and
(iii) it has had the opportunity to meet with management of PRG and to ask questions and review information with respect to PRG's business, financial condition, results of operations and financial and operational outlook, and it has obtained all information it deems necessary or appropriate in order to enter into this agreement and make the investment decision contemplated hereby.

     Section 4. Restriction On the Sale Of the Notes. Each Noteholder individually covenants that, from the date hereof until the termination of this Agreement, such party shall not, directly or indirectly, sell, pledge, hypothecate, or otherwise transfer any Notes or any option, right to acquire, or voting, participation, or other interest therein, except to a purchaser or other entity who executes and delivers to PRG, concurrently or prior to any binding commitment with respect to such transfer, an agreement in writing to be bound by all the terms of this Agreement with respect to the relevant Notes or other interests being transferred to such purchaser (which agreement shall include the representations and warranties set forth in Section 3 hereof). This Agreement shall in no way be construed to preclude a party from acquiring additional Notes or other interests in PRG. All Notes held by a Noteholder, including Notes acquired after the date hereof shall be subject to all the terms of this Agreement.

     Section 5. Termination by the Noteholders. This Agreement may be terminated by Noteholders that beneficially own or act as the investment advisor or manager with respect to at least a majority of the Notes subject to the terms of this Agreement on the occurrence of any of the following events (each a "Noteholder Termination Event"), by delivering written notice of the occurrence of such event in accordance with Section 11 below to the other parties:

          (a) the Exchange Offer has not been commenced by January 31, 2006 or completed by March 31, 2006;

          (b) after the date hereof there shall have occurred any event or circumstance that individually or in the aggregate reflect a material adverse change in the financial condition, business, or operations of the Company and its subsidiaries; or

          (c) the failure to repay all obligations under the facility contemplated by the Bridge Loan Documents (the "Bridge Loan"), in full, in cash, concurrent with the closing of the Exchange Offer

          (d) the exercise of any remedies under the Bridge Loan Documents following an Event of Default (as defined therein) arising from any the following: (i) the failure to make any scheduled payment of principal or interest as and when required under the Bridge Loan Documents; (ii) the failure by the Company to make any Mandatory Prepayments or Payment of Taxes; (iii) a default under any Other Indebtedness, unless otherwise permitted by the Bridge Loan Documents; (iv) the failure to maintain Insurance required by the Bridge Loan Documents; (v) the incurrence of any Debt or Indebtedness in excess of the limitations in the Bridge Loan Documents; (iv) any Consolidation, Dissolution or Merger in violation of the Bridge Loan Documents; (vii) making any Restricted Payments in violation of the Bridge Loan Documents; (viii) any Transactions with Affiliates in violation of the Bridge Loan Documents; (ix) taking any Restricted Action in violation of the Bridge Loan Documents; (x) making any Negative Pledge in violation of the Bridge Loan Documents; (xi) occurrence of any Bankruptcy Event or Change of Control.(1)

          (e) the exercise of any remedies under that certain Amended and Restated Credit Agreement among PRG-Schulz USA, Inc., as Borrower, PRG, and certain of its other affiliates, as Guarantors, and Bank of America, N.A., dated as of November 30, 2004, and any documents related thereto;

          (f) the Restructuring or the final Restructuring Documents do not conform to the Term Sheet with respect to the treatment of the Notes, except as modified in any non-material respect or as approved by the Ad Hoc Committee of the Noteholders (the members of which are identified on the signature pages hereto); or

----------
(1) All capitalized terms used in this Section 5(c) shall have the meaning given such terms in the Bridge Loan Credit Agreement.

          (g) a material breach of this Agreement by the Company that is not, by its terms, curable or that is, by its terms, curable and is not cured by the fifth calendar day after notice of such breach (for the purposes of this Agreement, the term "material breach" includes a breach of the covenant in
Section 2(b)).

     Section 6. Termination by the Company. The Company shall have the right to terminate this Agreement on the occurrence of any of the following events (each a "Company Termination Event") by giving written notice in accordance with
Section 11 below to the other parties:

          (a) the exercise of any remedies under the Bridge Loan Documents; or

          (b) a material breach of this Agreement by any of the Noteholders that is not, by its terms, curable or that is, by its terms, curable and is not cured by the fifth calendar day after notice of such breach; or

          (c) a good faith determination by the Company's board of directors (following consultation with its reputable outside legal counsel and its financial advisor of national recognized reputation) that such termination is required by its fiduciary duty to the Company, its then current shareholders, and its creditors in order to enter into an alternative transaction (whether in the form of a merger, consolidation or combination with a third party or the sale of all, substantially all, or a significant portion of the assets or businesses of the Company) that will be at least as favorable to each of such parties but more favorable to the parties as a whole, from a financial perspective, than the Restructuring and is reasonably capable of being consummated, taking into account, among other things, all legal, financial, regulatory and other aspects of the alternative transaction and the person or group making such proposal (a "Superior Proposal"); provided that (i) the Bridge Loan has been paid in full, in accordance with the Bridge Loan Documents, (ii) the Company provides the Noteholders five (5) business days prior notice of the Company's intent to terminate this Agreement under this Section (c) and the terms and conditions of such Superior Proposal (including the identity of the person or group making such Superior Proposal), and (iii) the Company provides the Noteholders and their representatives a good faith opportunity during such 5 day notice period and prior to any such termination to revise the terms of the Restructuring.

     Section 7. Termination of Agreement. Notwithstanding anything to the contrary in this Agreement, the Term Sheet or any other agreement, this Agreement shall terminate on the earlier of (a) the occurrence of a Noteholder Termination Event after expiration of any cure periods and satisfaction of any conditions set forth in Section 5 of this Agreement, (b) the occurrence of a Company Termination Event, after expiration of any cure periods and satisfaction of any conditions set forth in Section 6 of this Agreement, and (c) 5:00 pm on June 15, 2006.

     Section 8. Effect of Termination and of Waiver of Termination Event. On the delivery of the written notice referred to in Sections 5 or 6 in connection with the valid termination of this Agreement, the obligations of each of the parties hereunder shall thereupon terminate and be of no further force and effect. Prior to the delivery of such notice the Noteholders may waive the occurrence of a Noteholder Termination Event and PRG may waive the occurrence of a Company Termination Event. No such waiver shall affect any subsequent termination event or impair any right consequent thereon. Upon termination of this Agreement, no party shall have any continuing liability or obligation to the other parties hereunder; provided, however, that no such termination shall relieve any party from liability for its breach or non-performance of its obligations hereunder prior to the date of such termination.

     Section 9. Amendments. This Agreement may be modified, amended, or supplemented by a written agreement executed by the Company and the Noteholders that beneficially own or act as the investment advisors or managers with respect to at least a majority of the aggregate principal face amount of the Notes subject to this Agreement, provided, however, that in the event of a material change to the Term Sheet, or a change of any of the economic terms of the Term Sheet, any Noteholder that does not consent shall have no further obligations under the Agreement.

     Section 10. Further Assurances. Each of the parties to this Agreement hereby further covenants and agrees to cooperate in good faith to execute and deliver all further documents and agreements and take all further action that may be commercially reasonably necessary or desirable in order to enforce and effectively implement the terms and conditions of this Agreement. Each Noteholder agrees to advise the Company of any changes in the amount of Notes beneficially owned by it and the amount of Notes for which such Noteholder is the investment manager or advisor for beneficial owners.

     Section 11. Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflict of laws of the State of New York. By its execution and delivery of this Agreement, each of the parties hereto hereby irrevocably and unconditionally agrees for itself that any legal action, suit, or proceeding against it with respect to any matter under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit, or proceeding, shall be brought in a federal court of competent jurisdiction in the Southern District of New York. By execution and delivery of this Agreement, each of the parties hereto hereby irrevocably accepts and submits to the jurisdiction of such court, generally and unconditionally, with respect to any such action, suit, or proceeding.

     Section 12. Notices. All demands, notices, requests, consents, and communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or by courier service, messenger, facsimile, telecopy, or if duly deposited in the mails, by certified or registered mail, postage prepaid-return receipt requested, and shall be deemed to have been duly given or made (i) upon delivery, if delivered personally or by courier service, or messenger, in each case with record of receipt, (ii) upon transmission with confirmed delivery, if sent by facsimile or telecopy, or (iii) two business days after being sent by certified or registered mail, postage pre-paid, return receipt requested, to the following addresses, or such other addresses as may be furnished hereafter by notice in writing, to the following parties:

          If to PRG, or any of its subsidiaries, to:

          PRG-Schultz International, Inc.
          600 Galleria Parkway, Suite 600
          Atlanta, GA 30339
          Facsimile: (770) 779-3133
          Attn: Clint McKellar, Esq.

          with a copy to:

          Weil, Gotshal & Manges LLP
          767 Fifth Avenue
          New York, NY 10153
          Facsimile: (212) 310-8007
          Attn: Michael F. Walsh, Esq.

          If to the Noteholders, or any one Noteholder, to:

          Houlihan Lokey Howard & Zukin
          685 Third Avenue, 15th Floor
          New York, NY 10017
          Facsimile: (212) 497-3070
          Attn: David Hilty

          with a copy to:

          Schulte Roth & Zabel LLP
          919 Third Avenue
          New York, NY 10022
          Facsimile: (212) 593-5955
          Attn: Jeffrey S. Sabin, Esq.

     Section 13. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subject matter hereof, and supersedes all prior agreements with respect to the subject matter hereof.

     Section 14. Headings. The headings of the paragraphs and subparagraphs of this Agreement are inserted for convenience only and shall not affect the interpretation hereof.

     Section 15. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of the parties and their respective permitted successors and assigns, provided, however, that nothing contained in this paragraph shall be deemed to permit sales, assignments, or transfers other than in accordance with Section 4.

     Section 16. Specific Performance. Each party hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause other parties to sustain damages for which such parties would not have an adequate remedy at law for money damages, and therefore each party hereto agrees that in the event of any such breach, such other parties shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which such parties may be entitled, at law or in equity.

     Section 17. Several, Not Joint, Obligations. The agreements, representations, and obligations of the parties under this Agreement are, in all respects, several and not joint.

     Section 18. Remedies Cumulative. All rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any right, power, or remedy thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power, or remedy by such party.

     Section 19. No Waiver. The failure of any party hereto to exercise any right, power, or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power, or remedy or to demand such compliance.

     Section 20. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Agreement. Delivery of an executed signature page of this Agreement by telecopier or email shall be as effective as delivery of a manually executed signature page of this Agreement.

     Section 21. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 22. No Third-Party Beneficiaries. Unless expressly stated herein, this Agreement shall be solely for the benefit of the parties, and no other person or entity shall be a third party beneficiary hereof.

     Section 23. Additional Parties. Without in any way limiting the provisions hereof, additional holders of Notes may elect to become parties by executing and delivering to PRG a counterpart hereof. Each such additional holder shall become a party to this Agreement as a Noteholder in accordance with the terms of this Agreement.

     Section 24. No Solicitation. This Agreement is not intended to be, and each signatory to this Agreement acknowledges that this Agreement is not, a solicitation with respect to the Exchange Offer or with respect to any other mechanism to accomplish a restructuring of the obligations under the Notes, whether such mechanism is to be accomplished in or outside a court.

     Section 25. Consideration. It is hereby acknowledged by the parties hereto that, other than the agreements, covenants, representations, and warranties set forth herein and in the Term

Sheet, no consideration shall be due or paid to the Noteholders for their agreement to vote to accept the Exchange Offer in accordance with the terms and conditions of this Agreement.

     Section 26. Receipt of Adequate Information; Representation by Counsel. Each party acknowledges that it has received adequate information to enter into this Agreement and that it has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would provide any party with a defense to the enforcement of the terms of this Agreement against such party shall have no application and is expressly waived. The provisions of the Agreement shall be interpreted in a reasonable manner to effect the intent of the parties.

                            [Signature Page Follows]

          IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.

                                        PRG-Schultz International, Inc.


                                        By: /s/
                                            ------------------------------------
                                        Name: Clinton McKellar, Jr.
                                        Title: SVP, General Counsel & Secretary

                                        NOTEHOLDERS:

                                        BLUM CAPITAL PARTNERS LP


                                        By: /s/
                                            ------------------------------------
                                        Name: Jose S. Medeiros
                                        Title: Partner


                                        PARKCENTRAL GLOBAL HUB LIMITED


                                        By: /s/
                                            ------------------------------------
                                        Name: Steven Blasnik
                                        Title: President


                                        PETRUS SECURITIES LP


                                        By: /s/
                                            ------------------------------------
                                        Name: Steven Blasnik
                                        Title: President of General Partner


                                        TENOR OPPORTUNITY MASTER FUND, LTD


                                        By: /s/
                                            ------------------------------------
                                        Name: Robin Shah
                                        Title: Partner


                                        THALES FUND MANAGEMENT, LLC


                                        By: /s/
                                            ------------------------------------
                                        Name: A. Aadei Shaaban
                                        Title: Senior Analyst

                                    EXHIBIT A

                                   TERM SHEET

PROPOSED TRANSACTION:   The following describes an agreement in principal
                        between PRG-Schultz International, Inc. and its
                        subsidiaries (collectively, the "Company") and the Ad
                        Hoc Committee of Holders of the Company's 4.75%
                        Convertible Subordinated Notes due 2006 (the "Ad Hoc
                        Committee") and to restructure the financial obligations
                        of the Company.

                        The Transaction will involve the recapitalization of the Company through:

                             (i) A Bridge Loan (as defined below) of $10 million
                                 to provide the Company with sufficient funds to pay the interest payment due on the Notes and additional working capital, pending the closing of the Recapitalization (as defined below);

                             (ii) A credit facility or facilities, consisting of
                                 a minimum revolver of $20 million and total commitments of no more than $47.5 million, amending or refinancing (a) the Amended and Restated Credit Agreement, dated as of November
                                 30, 2004, among (x) PRG-Schultz USA, Inc., the
                                 Company, and certain of the Company's
                                 subsidiaries and (y) Bank of America, N.A. (the
                                 "Existing Credit Facility"), and (b) the Bridge
                                 Loan and

                             (iii) A pro-rata exchange of the 4.75% Convertible
                                 Subordinated Notes due 2006 issued by the Company (the "Notes") for three new securities including: (1) New Senior Notes; (2) New Senior
                                 Convertible Notes; and (3) New Senior Series A
                                 Convertible Participating Preferred Stock
                                 (collectively the "Transaction Securities").

                        Points (i) through (iii), collectively are defined as the "Recapitalization".
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